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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                              Dated August 30, 2005

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000




[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))



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Item 2.02. Results of Operations and Financial Condition

     On August 30, 2005, Zale Corporation issued a press release reporting its financial results for the fourth fiscal quarter and year ended July 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

     The attached press release includes a presentation of "free operating cash flow." Free operating cash flow is a non-GAAP financial measure and is defined as cash flows from operating activities (in accordance with GAAP) less net capital expenditures. Net capital expenditures includes additions to property and equipment and proceeds from the sales of fixed assets, including in 2005 the sale of an unused Piercing Pagoda warehouse. The Company considers cash flows from operating activities to be the most comparable GAAP financial measure, and has included in the press release a reconciliation of cash flows from operating activities to free operating cash flow.

     The Company believes the presentation of free operating cash flow presents useful information about the amount of cash generated from operations after making capital investments to support growth initiatives. Free operating cash flow should not be considered as an alternative to cash flows from operating, financing or investing activities or as a measure of liquidity. Further, free operating cash flow does not represent the total increase or decrease in the cash balance for the period. Readers are encouraged to review the Statement of Cash Flows included in the attached press release for information regarding the Company's cash flows from operating, financing and investing activities under GAAP.

     In addition, the attached press release includes a presentation of projected earnings per share growth for the fiscal year ending July 31, 2006 based on projected earnings per share excluding costs associated with closing certain Bailey Banks & Biddle stores, stock compensation expense associated with the adoption of a new accounting standard and a tax repatriation credit under the American Jobs Creation Act. Earnings per share excluding such expenses and credits would not be considered a measure of financial performance under GAAP and should not be considered as an alternative to earnings per share as computed under GAAP for the applicable period. In the press release, the Company has provided projected earnings per share growth based on projected earnings per share including these items.

     The Company believes that a presentation of projected earnings per share growth based on projected earnings per share excluding the anticipated store closing costs, stock compensation expense and tax repatriation credit is helpful to investors. Management will use earnings measures adjusted to exclude these charges as part of its evaluation of the performance of the Company. Further, the Company believes the adjusted earnings per share growth projection provides useful information to investors because the charges excluded relate to events that are expected to result in a significant impact during fiscal year 2006 and will recur with unpredictable frequency.

     The information set forth under this Item 2.02 and in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




         ZALE CORPORATION
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         Registrant


Date: August 30, 2005                          By: /s/ Cynthia T. Gordon
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                                               Cynthia T. Gordon
                                               Senior Vice President,
                                               Controller
                                               (principal accounting officer
                                               of the Registrant)




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                                  EXHIBIT INDEX
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99.1             Press Release of Zale Corporation issued August 30, 2005.